Exhibit 99.1

FOR IMMEDIATE RELEASE

Verity Investor and Media Contacts:

Steven R. Springsteel

Verity, Inc.

408-541-1500

ssprings@verity.com

Derek van Bronkhorst

Verity, Inc.

408-542-2217

derekvb@verity.com

Verity Reports Second-Quarter Fiscal 2004 Results

Revenues Up 26% From Prior Year, At High End of Guidance Range;

GAAP Net Income Up 54% From Prior Year, EPS Exceeds Guidance Range

Financial Highlights:

•	Total revenues of $28.9 million, up 26.2% from prior year

•	GAAP net income of $3.6 million, up 54.0% from prior year

•	GAAP EPS of $0.09

•	Pro forma EPS of $0.12

•	Pro forma operating income as a percentage of revenue of 20.8%

•	Total cash and investments of $249.3 million

•	Repurchase of approximately 664,000 shares of common stock

Strategic Highlights:

•	Launched Japan operations

•	Partnership with Factiva to improve intellectual capital management for global enterprises

•	Announced enhanced KeyView® Software Development Kits

•	Introduced Verity’s customizable industry and enterprise taxonomies

•	Delivered new Java API for Verity Ultraseek

•	Promoted John Y. He to vice president of Development

•	Transform Magazine’s “2003 Reader’s Choice Award” for K2 Enterprise

•	DM Review Magazine’s Naming of Verity as “Top 100 Company” for second consecutive year

SUNNYVALE, Calif. – December 11, 2003 – Verity, Inc. (NASDAQ: VRTY), a leading provider of enterprise software that helps organizations maximize the return on their intellectual capital investment, today reported its financial results for the second fiscal quarter ended November 30, 2003.

Verity’s total revenues were $28.9 million, up 8.6% from first-quarter revenues of $26.6 million and up 26.2% from second-quarter 2003 revenues of $22.9 million. Software product revenues for the second quarter were $16.2 million, or 56.2% of total revenues. This represented a 14.5% increase sequentially and a 25.3% increase year-over-year. Total revenues for the second quarter were at the high end of management’s guidance range of $27 million to $29 million, as disclosed with first-quarter results on September 10, 2003.

Second-quarter net income under Generally Accepted Accounting Principles in the U.S. (GAAP) was $3.6 million, or $0.09 per fully diluted share, including the effects of charges of $645,000 for the amortization of acquired intangible assets and $972,000 for restructuring related to the elimination of 40 positions within the organization. This compared with first-quarter GAAP net income of $1.8 million, or $0.05 per fully diluted share, and second-quarter 2003 GAAP net income of $2.4 million, or $0.07 per fully diluted share, representing a year-over-year increase of 54%. Verity’s second-quarter income from operations under GAAP was $4.4 million, or 15.2% of total revenues, compared with $1.8 million, or 6.6%, for the first quarter and with $1.9 million, or 8.3%, for the year-ago quarter.

Excluding the effects of the second-quarter charges for the amortization of acquired intangible assets and restructuring, Verity’s pro forma net income was $4.6 million, or $0.12 per fully diluted share. This compared with pro forma net income of $2.2 million, or $0.06 per fully diluted share, for the first quarter and $3.0 million, or $0.08 per fully diluted share, for the year-ago quarter. On a pro forma basis, Verity’s second-quarter income from operations was $6.0 million, or 20.8% of total revenues, compared with $2.4 million, or 9.0%, sequentially and with $2.9 million, or 12.7%, year-over-year. The reconciliation of pro forma adjustments to GAAP is set forth in the tables at the end of this press release.

Verity’s GAAP and pro forma earnings per share for the second quarter exceeded management’s guidance range of $0.06 to $0.08 and $0.08 to $0.10, respectively, as disclosed with first-quarter results on September 10, 2003.

“I am very pleased with the strong results that Verity was able to achieve for the second quarter of our fiscal year,” said Anthony J. Bettencourt, Verity’s president and chief executive officer. “We saw the positive impact of new product launches across all of our product lines, as well as our prudent management of expenses. While we are becoming cautiously optimistic about the economy, we believe the combination of our diligent execution and an improving spending environment positions Verity for continued growth. The strength of this quarter, coupled with our continued focus on expense management, can provide the momentum that we need to continue to meet or exceed our stated objectives.”

At the end of the second quarter on November 30, Verity’s balance sheet included cash and cash equivalents, short-term investments, and long-term investments totaling $249.3 million. Days sales outstanding for the quarter were 79, within the company’s target range of 75 to 85.

During the second quarter, Verity repurchased approximately 664,000 shares of its common stock at an average price of $15.07 per share, for a total investment of approximately $10 million. This was the company’s second quarterly repurchase under the $50-million stock repurchase program approved by the Verity board of directors for fiscal 2004.

Use of GAAP and Pro Forma Results

Although GAAP disclosure provides investors and management with an overall view of Verity’s financial performance, Verity believes that it is important for investors to also understand the performance of its ongoing operational business. Consequently, the pro forma results exclude charges not reflective of Verity’s ongoing operational business—namely, charges for the amortization of acquired intangible assets and restructuring, respectively, as set forth in the tables at the end of this press release. Management uses the pro forma results to assess the financial performance of Verity’s ongoing operational business.

Customer Activity

During the second quarter, Verity recorded sales from a wide range of leading companies in the defense, financial services, government, healthcare, high technology, manufacturing, professional services, publishing and media, and telecommunications industries. New customer wins included American International Group, Classroom Connect, Gale Group, Marathon Oil, Schering AG, and Telos Corporation. The company also extended its position in the OEM market for enterprise search, categorization and personalization software technology through new or extended agreements with existing customers, including Documentum and KANA.

Business Outlook

Verity management expects total revenues for the third quarter of fiscal 2004 to range from $29 million to $31 million, with GAAP earnings per share from $0.10 to $0.12, including the effect of an anticipated charge of approximately $645,000 for the amortization of acquired intangible assets. Management expects pro forma earnings per share, excluding the effect of this anticipated charge, to range from $0.11 to $0.13. Per-share calculations are based on management’s expectation of approximately 40.0 million fully diluted shares outstanding for the third quarter.

Verity management expects total revenues for the fourth quarter of fiscal 2004 to range from $30 million to $33 million, with GAAP earnings per share from $0.11 to $0.13, including the effect of an anticipated charge of approximately $645,000 for the amortization of acquired intangible assets. Management expects pro forma earnings per share, excluding the effect of this anticipated charge, to range from $0.12 to $0.14. Per-share calculations are based on management’s expectation of approximately 41.4 million fully diluted shares outstanding for the fourth quarter.

Verity management expects total revenues for fiscal 2004 to range from $114.5 million to $119.5 million, with GAAP earnings per share from $0.35 to $0.39, including the cumulative effect of anticipated quarterly charges totaling approximately $2,580,000 for the amortization of acquired intangible assets and approximately $972,000 for restructuring. Management expects pro forma earnings per share, excluding the effect of these charges, to range from $0.40 to $0.44. Per-share calculations are based on management’s expectation of approximately 40.1 million fully diluted shares outstanding for fiscal 2004.

Management Conference Call

All investors are cordially invited to join Verity’s quarterly conference call on Thursday, December 11, 2003, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Gary J. Sbona, executive chairman; Anthony J. Bettencourt, president and chief executive officer; and other key members of the management team will review the operating results of the second quarter and discuss the current business outlook.

Interested investors should dial the numbers listed below five (5) minutes prior to the scheduled start time and ask for the Verity Quarterly Earnings Conference Call. Alternatively, investors may access the webcast of the call at the corporate Web site.

DIAL-IN NUMBERS: United States and Canada: 1-877-888-4605 / International: 1-416-695-5261

WEBCAST LINK: http://www.verity.com/webcast

A replay of the call will be available from 4:00 a.m. to 8:00 p.m. Pacific Time daily through March 11, 2004 at 1-866-518-1010 (United States and Canada) or 1-416-695-5275 (International), as well as on the Verity Web site at http://www.verity.com/webcast.

About Verity

Headquartered in Sunnyvale, Calif., Verity provides software solutions that help organizations maximize the return on their intellectual capital investment by utilizing Verity’s industry-leading enterprise search, classification and personalization technologies. Verity software is used for sharing information within and between enterprises, for facilitating e-commerce sales, and for B2B activities on Web-based market exchanges. In addition, Verity technology serves as a core component of many leading e-business applications.

Verity products are used by more than 3,500 organizations in the private and public sectors. Customers include Adobe Systems, AT&T, Cap Gemini Ernst & Young, Cisco, CNET, Dow Jones, EDGAR Online, FairMarket, Financial Times, Hewlett-Packard, Home Depot, Lotus, SAP, Siemens, Stellent, Sybase, Time New Media and Timex.

To access Verity’s investor relations Web site, visit http://investor.verity.com.

Forward-Looking Statements

The statements in this press release regarding Verity being positioned for future growth, as well as under the heading “Business Outlook,” are forward-looking statements. Actual financial results could differ materially as a result of many factors, including: these expectations and beliefs are based on assumptions that may not prove to be accurate and future demand for Verity’s products may not be as strong as Verity predicts; many of Verity’s product orders are large, and a delay in closing a large sale during any quarter could materially reduce Verity’s revenues for that period; transactions accounting for a disproportionate percentage of Verity’s quarterly revenues are frequently closed in the last few weeks or days of a quarter and, accordingly, even a slight delay in the closing of some of these transactions could materially reduce Verity’s revenues for that period; Verity incurs expenses based upon anticipated revenues and, consequently, if the revenues are less than anticipated, Verity will have lower gross margins and operating results; if competitors develop new products that compete favorably against Verity’s products, sales of Verity’s products will be less than projected; and a portion of Verity’s sales are in the international market, which exposes Verity to currency fluctuation and other risks. These and other risks relating to Verity and its business and products are set forth under the caption “Risk Factors” in Item 2 of Verity’s latest Form 10-Q filed with the Securities and Exchange Commission on October 9, 2003.

# # #

Verity and the Verity logo are registered trademarks or trademarks of Verity, Inc.

All other trademarks are the property of their respective owners.

World Wide Web site http://www.verity.com

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

CURRENT QUARTER

	Quarter Ended November 30, 2003			Quarter Ended November 30, 2002
	(unaudited)			(unaudited)
	GAAP	adj	pro forma	GAAP	adj	pro forma
Revenues:
Software products	$16,227		$16,227	$12,949		$12,949
Service and other	12,672		12,672	9,942		9,942

Total revenues	28,899		28,899	22,891		22,891

Costs of revenues:
Software products	429		429	291		291
Service and other	3,288		3,288	3,078		3,078
Amortization of acquired intangible assets	645	(645)	—	—		—

Total costs of revenues	4,362		3,717	3,369		3,369

Gross profit	24,537		25,182	19,522		19,522

Operating expenses:
Research and development	4,773		4,773	4,481		4,481
Marketing and sales	11,687		11,687	9,678		9,678
General and administrative	2,712		2,712	2,462		2,462
Restructuring charge	972	(972)	—	993	(993)	—

Total operating expenses	20,144		19,172	17,614		16,621

Income from operations	4,393		6,010	1,908		2,901

Other income, net	1,770		1,770	1,904		1,904

Net income before income tax provision	6,163		7,780	3,812		4,805

Income tax provision	2,524	662	3,186	1,449	377	1,826

Net income	$3,639		$4,594	$2,363		$2,979

Net income per share—basic	$0.10		$0.12	$0.07		$0.09

Net income per share—diluted	$0.09		$0.12	$0.07		$0.08

Number of shares used in per share calculation—basic	37,579		37,579	34,699		34,699

Number of shares used in per share calculation—diluted	39,475		39,475	35,766		35,766

Quarter ended November 30, 2002 results include the reclassification of costs of software products, costs of service and other, research and development, marketing and sales, and general and administrative expenses to conform to Verity’s current practice of allocating Management Information Systems operations expenses. Prior to Fiscal Year 2004 these expenses were included in research and development.

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

YEAR-TO-DATE

	Six Months Ended November 30, 2003			Six Months Ended November 30, 2002
	(unaudited)			(unaudited)
	GAAP	adj	pro forma	GAAP	adj	pro forma
Revenues:
Software products	$30,404		$30,404	$25,255		$25,255
Service and other	25,098		25,098	19,646		19,646

Total revenues	55,502		55,502	44,901		44,901

Costs of revenues:
Software products	768		768	681		681
Service and other	6,676		6,676	5,821		5,821
Amortization of acquired intangible assets	1,290	(1,290)	—	—		—

Total costs of revenues	8,734		7,444	6,502		6,502

Gross profit	46,768		48,058	38,399		38,399

Operating expenses:
Research and development	10,234		10,234	9,789		9,789
Marketing and sales	23,820		23,820	20,249		20,249
General and administrative	5,600		5,600	5,136		5,136
Restructuring charge	972	(972)	—	993	(993)	—

Total operating expenses	40,626		39,654	36,167		35,174

Income from operations	6,142		8,404	2,232		3,225

Other income, net	2,956		2,956	3,808		3,808

Net income before income tax provision	9,098		11,360	6,040		7,033

Income tax provision	3,639	905	4,544	2,296	377	2,673

Net income	$5,459		$6,816	$3,744		$4,360

Net income per share—basic	$0.15		$0.18	$0.11		$0.12

Net income per share—diluted	$0.14		$0.17	$0.10		$0.12

Number of shares used in per share calculation—basic	37,542		37,542	35,123		35,123

Number of shares used in per share calculation—diluted	39,569		39,569	36,206		36,206

Six months ended November 30, 2002 results include the reclassification of costs of software products, costs of service and other, research and development, marketing and sales, and general and administrative expenses to conform to Verity’s current practice of allocating Management Information Systems operations expenses. Prior to Fiscal Year 2004 these expenses were included in research and development.

VERITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	November 30, 2003	May 31, 2003
	(unaudited)	(audited)
ASSETS

Current Assets:
Cash and cash equivalents	$78,274	$85,672
Short-term investments	75,988	52,993
Trade accounts receivable, less allowance for doubtful accounts of $1,479 and $1,540	25,311	22,597
Deferred tax assets	3,916	3,916
Prepaid and other current assets	5,523	4,719

Total current assets	189,012	169,897
Property and equipment	4,487	5,168
Long-term investments	95,005	112,079
Deferred tax assets	18,176	18,176
Goodwill and other assets	25,916	27,215

Total assets	$332,596	$332,535

LIABILITIES

Current Liabilities:
Accounts payable	$3,956	$5,541
Accrued compensation	8,215	8,518
Other accrued liabilities	7,289	4,950
Deferred revenue	19,255	18,874

Total current liabilities	38,715	37,883

Long-term Liabilities:
Note payable for acquisition	—	3,021

Total Liabilities	38,715	40,904

STOCKHOLDERS’ EQUITY

Common stock	38	38
Additional paid-in capital	262,138	264,645
Other comprehensive income	2,472	3,174
Retained earnings	29,233	23,774

Total stockholders’ equity	293,881	291,631

Total liabilities and stockholders’ equity	$332,596	$332,535

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

PRIOR QUARTER

	Quarter Ended August 31, 2003			Quarter Ended August 31, 2002
	(unaudited)			(unaudited)
	GAAP	adj	pro forma	GAAP	adj	pro forma
Total revenues	26,603		26,603	22,010		22,010

Costs of revenues:
Costs of revenues	3,727		3,727	3,133		3,133
Amortization of acquired intangible assets	645	(645)	—	—		—

Total costs of revenues	4,372		3,727	3,133		3,133

Gross profit	22,231		22,876	18,877		18,877

Total operating expenses	20,482		20,482	18,553		18,553

Income from operations	1,749		2,394	324		324
Net income before income tax provision	2,934		3,579	2,228		2,228
Income tax provision	1,115	245	1,360	847		847

Net income	$1,819		$2,219	$1,381		$1,381

Net income per share—basic	$0.05		$0.06	$0.04		$0.04

Net income per share—diluted	$0.05		$0.06	$0.04		$0.04

Number of shares used in per share calculation—basic	37,504		37,504	35,548		35,548

Number of shares used in per share calculation—diluted	39,663		39,663	36,645		36,645

Quarter ended August 31, 2002 results include the reclassification of costs of software products, costs of service and other, research and development, marketing and sales, and general and administrative expenses to conform to Verity’s current practice of allocating Management Information Systems operations expenses. Prior to Fiscal Year 2004 these expenses were included in research and development.

VERITY, INC.

BUSINESS OUTLOOK

RECONCILIATION OF GAAP TO PRO FORMA EARNINGS

(in thousands, except per share data)

	Quarter Ending		Fiscal Year Ending
	February 29, 2004	May 31, 2004	May 31, 2004
Pro forma adjustment to costs of revenues (amortization of acquired intangible assets)	$645	$645	$2,580
Pro forma adjustments to operating expenses (restructuring charge)	—	—	972

Income tax effect	258	258	1,421

Pro forma adjustment to net income	$387	$387	$2,131

Pro forma adjustment to net income per share—fully diluted	$0.01	$0.01	$0.05